Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709

Filing Fee: $300

Certificate of Formation Limited Liability Company

Filed in the Office of the Secretary of State of Texas Filing #: 805585130 06/12/2024 Document #: 1371973120002 Image Generated Electronically for Web Filing

Article 1 - Entity Name and Type
The filing entity being formed is a limited liability company. The name of the entity is:
Live Oak Financial LLC
Article 2 - Registered Agent and Registered Office
A. The initial registered agent is an organization (cannot be company named above) by the name of:

OR
* B. The initial registered agent is an individual resident of the state whose name is set forth below:
Name: Erik Randall
C. The business address of the registered agent and the registered office address is:
Street Address:
78744 3250 Alpine Autumn Austin TX
Consent of Registered Agent
* A copy of the consent of registered agent is attached. 401-a-boc.pdf
OR
* B. The consent of the registered agent is maintained by the entity.
Article 3 - Governing Authority
A. The limited liability company is to be managed by managers.
OR
* B. The limited liability company will not have managers. Management of the company is reserved to the members.
The names and addresses of the governing persons are set forth below:
Title: Managing Member Managing Member 1: Erik Randall
Address: 3520 Alpine Autumn Austin TX, USA 78744
Article 4 - Purpose
The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized under the Texas Business Organizations Code. Supplemental Provisions / Information

Initial Mailing Address

Address to be used by the Comptroller of Public Accounts for purposes of sending tax information.

The initial mailing address of the filing entity is: 3520 Alpine Autumn Austin, TX 78744 USA

Organizer

The name and address of the organizer are set forth below. Erik Randall 3520 Alpine Autumn

Effectiveness of Filing

* A. This document becomes effective when the document is filed by the secretary of state.

B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Erik Randall

Signature of Organizer

FILING OFFICE COPY

Form 401-A-General Information Acceptance of Appointment and Consent to Serve as Registered Agent

The attached form is promulgated by the secretary of state and may be used to evidence the acceptance and consent of a person appointed as the registered agent of an entity. This form and the information provided are not substitutes for the advice and services of an attorney.

Commentary

A domestic filing entity and a foreign filing entity registered to do business in Texas are required to continuously maintain a registered agent and a registered office address in Texas. A registered agent must be: 1) an individual resident of Texas; or 2) an organization, other than the organization to be represented, that is registered or authorized to do business in Texas. The registered office address must be located at a street address where service of process may be personally served on the entity's registered agent during normal business hours. Although the registered office is not required to be the entity's principal place of business, the registered office address may not be solely the address of a company that provides mailbox services or telephone answering service (BOC § 5.201).

House Bill 1787, effective January 1, 2010, amended subchapter E of chapter 5 of the Texas Business Organizations Code (BOC) to establish the requirement that a person appointed or named as an entity's registered agent must have consented, in a written or electronic form, to serve in that capacity.

Consent: The appointment of a person as registered agent by an organizer or managerial official of an entity is an affirmation by the organizer or managerial official that the person has consented to serve in the capacity of registered agent. In addition, before the sale, acquisition, or transfer of a majority-ininterest or majority interest of the outstanding ownership or membership interests of a represented entity, the governing authority of the entity must verify whether the person named as the registered agent of the entity prior to the sale, acquisition, or transfer has consented to continue to serve the represented entity in that capacity.

Form: Section 5.201(b) requires that a person who is to be named as the registered agent of a represented entity in a registered agent filing must consent, in a written or electronic form, to serve in that capacity. A registered agent filing is defined by section 5.200(1) and includes any filing instrument that designates or appoints a registered agent or that effects a change or correction to the registered agent such as a certificate of formation, certificate of amendment, or statement of change of registered agent.

Section 5.201(b) also requires the secretary of state to develop the form of the consent. The consent of a registered agent need not be on a prescribed form or contain all the statements found on the attached promulgated form; however, a written or electronic consent to serve as registered agent should contain:

  a. the name of the represented entity;
  b. an express statement that the person designated consents to serve as the entity's registered agent;
  c. the name of the person designated as registered agent;
  d. the signature of the registered agent; and
  e. the date of execution.

Execution of Consent: If the person named as registered agent is an individual, the individual designated must sign the consent. If the person named as registered agent is not an individual, the consent would be signed by an individual authorized to accept the appointment as registered agent on behalf of the organization named as registered agent.

Filing Not Required: The signed consent of the registered agent should be sent to and retained by the represented entity.

Unless otherwise required by the provisions of the BOC or other law applicable to the represented entity, the consent of the registered agent is not required to be submitted or included as part of a registered agent filing. However, a registered agent filing that includes the written consent of the person designated will be retained in the records of the secretary of state as part of the document.

Permissive Filing: A consent of registered agent that is submitted separately for purposes of filing with the secretary of state will be indexed in the filing history of the represented entity if the consent is accompanied by the fee imposed under chapter 4 of the BOC for the filing of an instrument for which a fee is not expressly provided. The fee is $15, unless the consent is submitted on behalf of a nonprofit corporation or cooperative association. The fee for a nonprofit corporation or cooperative association is $5. The consent may be mailed to P.O. Box 13697, Austin, Texas 78711-3697; faxed to (512) 463- 5709; or delivered to the James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701.

Rejection of Appointment: A person who has been named as the registered agent of an entity without the person's consent is not required to perform the duties of a registered agent (BOC § 5.206). In addition, a person who has been designated as a registered agent without the person's consent may file a rejection of the appointment with the secretary of state. On filing, the rejection of appointment will terminate the appointment of the registered agent and registered office. Failure to appoint or maintain a registered agent and registered office may result in the involuntary termination of a domestic filing entity or the revocation of a foreign filing entity's registration to transact business in Texas.

Changes by a Registered Agent: A registered agent that changes its name or that changes its address as the address of the entity's registered office should notify the represented entity of the change and file a statement of change with the secretary of state. (Form 408)

A person may resign as the registered agent of an entity by providing notice to the represented entity and the secretary of state. Notice to the secretary of state must be given before the 11ihday after the date notice is given to the entity. On compliance with the notice requirements, the appointment of the registered agent and registered office terminate. However, this termination is not effective until the 31st day after the date the secretary of state receives notice (BOC § 5.204(d)).

Changes by a Represented Entity: The failure of a domestic or foreign filing entity to maintain a registered agent and registered office address in Texas may result in the involuntary termination of the domestic filing entity or in the revocation of the foreign entity's registration. Therefore, it is important that an entity file a statement of change of registered agent and/or registered office (Form 401) with the secretary of state to appoint a new registered agent when the person named as registered agent will no longer serve in that capacity or when the registered office address of the entity changes.

False or Fraudulent Filings: Please note that the liabilities and penalties imposed by sections 4.007 and 4.008 of the BOC apply with respect to a false statement in a filing instrument that designates and appoints a person as the registered agent of an entity without that person's consent (BOC § 5.207).

A person commits an offense under section 4.008 of the BOC if the person signs or directs the filing of a filing instrument the person knows is materially false with the intent that the instrument be delivered to the secretary of state for filing. The offense is a Class A misdemeanor unless the person's intent is to harm or defraud another, in which case the offense is a state jail felony.

Revised 12/09

Form 401-A (Revised 12/09)

Acceptance of Appointment and Consent to Serve as Registered Agent §5.201(b) Business Organizations Code

The following form may be used when the person designated as registered agent in a registered agent filing is an individual.

Acceptance of Appointment and Consent to Serve as Registered Agent

I acknowledge, accept and consent to my designation or appointment as registered agent in Texas for

Live Oak Financial LLC

Name of represented entity

I am a resident of the state and understand that it will be my responsibility to receive any process, notice, or demand that is served on me as the registered agent of the represented entity; to forward such to the represented entity; and to immediately notify the represented entity and submit a statement of resignation to the Secretary of State if I resign.

Erik Randall Signature of registered agent Erik Randall Printed name of registered agent 06/12/2024 Date (mm/dd/yy)

The following form may be used when the person designated as registered agent in a registered agent filing is an organization,

Acceptance of Appointment and Consent to Serve as Registered Agent §5.201(b) Business Organizations Code

The following form may be used when the person designated as registered agent in a registered agent filing is an individual.

Acceptance of Appointment and Consent to Serve as Registered Agent

I acknowledge, accept and consent to my designation or appointment as registered agent in Texas for

Name of represented entity

I am a resident of the state and understand that it will be my responsibility to receive any process, notice, or demand that is served on me as the registered agent of the represented entity; to forward such to the represented entity; and to immediately notify the represented entity and submit a statement of resignation to the Secretary of State if I resign.

Signature of registered agent Printed name of registered agent Date (mm/dd/yy)

The following form may be used when the person designated as registered agent in a registered agent filing is an organization,

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